Exhibit (n)(1)

CONSENT OF COUNSEL

We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of Pre-Effective Amendment No. 1 to the Registration Statement of Voya Prime Rate Trust (File No. 333-224419), on Form N-2 under the Securities Act of 1933, as amended.

/s/ Ropes & Gray LLP

Ropes & Gray LLP

Boston, MA
June 22, 2018